SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2006

           RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

(Exact name of registrant as specified in its charter)

DELAWARE 333-131196-02 41-1808858
(State or other jurisdiction	(Commission)	(I.R.S. employer
of incorporation)	file number)	identification no.)

8400 Normandale Lake Blvd., Suite 250, Minneapolis, MN    55437

(Address of principal executive offices)    (Zip code)

Registrant’s telephone number, including area code (952) 857-7000

(Former name or former address, if changed since last report)

Exhibit Index located on Page 4

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions .

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The consolidated balance sheets of Financial Security Assurance Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005, are hereby incorporated by reference in the prospectus supplement and shall be deemed a part thereof, and have been so incorporated in the prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

Any statement contained in a document incorporated in the prospectus supplement by reference shall be modified or superseded for the purposes of the prospectus supplement to the extent that a statement contained in the prospectus supplement by reference also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus supplement.

Item 9.01(d). Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits:

Exhibit
Number Description

23.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

By:                          /s/ Tim Jacobson

Name:	Tim Jacobson
Title:	Vice President

Dated: May 18, 2006

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement (333-131196), on Form S-3 of Home Equity Loan Trust 2006-HSA3, Home Equity Loan-Backed Term Notes, Series 2006-HSA3, of our report dated March 24, 2006 relating to the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, which appears as an exhibit to the current report on Form 10-K filed on March 29, 2006 by Financial Security Assurance Holdings Ltd. for the year ended December 31, 2005. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 18, 2006